UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

MVC Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-00201	94-3346760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

287 Bowman Avenue, 2nd Floor Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-0310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MVC	New York Stock Exchange
Senior Notes	MVCD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on August 10, 2020, MVC Capital, Inc., a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Barings BDC, Inc., a Maryland corporation (“Barings BDC”), Mustang Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Barings BDC (“Acquisition Sub”), and Barings LLC, a Delaware limited liability company and the investment adviser of Barings BDC (“Barings”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Acquisition Sub will merge with and into the Company (the “First Step”), with the Company as the surviving corporation (the “Surviving Corporation”), and (ii) following the completion of the First Step, the Surviving Corporation will merge with and into Barings BDC (the “Second Step”, and, together with the First Step, the “Merger”), with Barings BDC surviving the Merger.

On December 23, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. At the effective time of the First Step (the “Effective Time”), the separate corporate existence of Acquisition Sub ceased, and the Company survived the merger as a wholly owned subsidiary of Barings BDC. Following the completion of the First Step, the Company merged with and into Barings BDC, with Barings BDC surviving the Second Step.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 11, 2020 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Amended and Restated Investment Advisory Agreement

On December 23, 2020, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Amended and Restated Investment Advisory and Management Agreement, dated as of April 14, 2009, by and between the Company and The Tokarz Group Advisers LLC terminated automatically.

Repayment in Full of Credit Facilities

On December 23, 2020, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company repaid in full and terminated (i) the Secured Revolving Credit Agreement, dated July 31, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BB&T Credit Agreement”), by and between the Company and Truist Bank (formerly known as Branch Banking and Trust Company), as lender, and the other Loan Documents (as defined in the BB&T Credit Agreement, and together with the BB&T Credit Agreement, collectively, the “BB&T Credit Documents”), and (ii) the Credit and Security Agreement, dated January 29, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “PUB Credit Agreement” and together with the BB&T Credit Agreement, the “Credit Agreements”), by and between the Company and People’s United Bank, National Association, as agent, and the other Loan Documents (as defined in the PUB Credit Agreement, and together with the PUB Credit Agreement, collectively, the “PUB Credit Documents”). The Company repaid the full amount of outstanding obligations under the BB&T Credit Agreement, which totaled approximately $16,000, and the BB&T Credit Documents were terminated. The Company repaid or cash collateralized, as applicable, the full amount of outstanding obligations under the PUB Credit Agreement, which totaled approximately $4,000,000, and the PUB Credit Documents were terminated.

Redemption of Notes; Satisfaction and Discharge of Indenture

On December 23, 2020, the Company caused to be issued a notice of redemption with respect to all of its outstanding 6.25% senior notes due 2022 (the “Notes”). The Company expects to redeem $95 million in aggregate principal amount of the issued and outstanding Notes on January 22, 2021 (the “Redemption Date”) at 100% of their principal amount, plus the accrued and unpaid interest thereon through, but excluding, the Redemption Date. The Company and Barings BDC deposited with U.S. Bank, National Association, the trustee for the Notes (the “Trustee”), funds from cash on hand sufficient to satisfy all obligations remaining to the Redemption Date under the Indenture, dated as of February 26, 2013 (the “Indenture”), and the Second Supplemental Indenture, dated as of November 15, 2017 (the “Second Supplemental Indenture”). On December 23, 2020, the Trustee entered into a Satisfaction and Discharge of Indenture with respect to the Indenture and the Second Supplemental Indenture as to the Notes.

This description of the Satisfaction and Discharge of Indenture is not complete and is qualified in its entirety by the actual terms of such Satisfaction and Discharge of Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information in this Current Report on Form 8-K set forth under the Introductory Note and under Item 1.02 is incorporated by reference into this Item 2.01.

As described above, the Merger closed on December 23, 2020. In accordance with the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a subsidiary of the Company or held, directly or indirectly, by Barings BDC or Acquisition Sub) was converted into the right to receive (i) an amount in cash from Barings, without interest, equal to $0.39492, and (ii) 0.9790836 shares of Barings BDC common stock, par value $0.001 per share (the “Barings BDC Common Stock”), which ratio gives effect to the Euro-dollar exchange rate adjustment mechanism in the Merger Agreement, plus any cash in lieu of fractional shares. As of immediately prior to the Effective Time, there were 47,961,753 shares of Barings BDC Common Stock issued and outstanding and 17,725,118 shares of Company Common Stock issued and outstanding.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 11, 2020 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on December 23, 2020, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of Merger and requested that NYSE file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the Company Common Stock and the Notes under Section 12(b) of the Securities Exchange Act of 1934, as amended. As a result, trading of shares of the Company Common Stock and the Notes on NYSE was suspended after the closing of trading on December 23, 2020. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the First Step, a change in control of the Company occurred. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the officers and directors of the Company ceased to be officers and directors of the Company and (ii) the officers and directors of Acquisition Sub, each as of immediately prior to the Effective Time, became the directors and officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the Surviving Corporation). The certificate of incorporation and bylaws of the Company (as the Surviving Corporation), each as in effect immediately following the Effective Time, are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 23, 2020, the Company held a special meeting of stockholders (the “Special Meeting”), where the Company’s stockholders approved two proposals. The issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting consisted of 17,725,118 shares outstanding on the record date, October 29, 2020. The final voting results from the Special Meeting were as follows:

Proposal 1:

To adopt the Merger Agreement.

For	Against	Abstain
12,244,964	45,453	39,742

Proposal 2:

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there were insufficient votes at the time of the Special Meeting to approve Proposal 1.

For	Against	Abstain
12,235,599	61,787	32,773

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*
Agreement and Plan of Merger, dated as of August 10, 2020, by and among Barings BDC, Inc., Mustang Acquisition Sub, Inc., MVC Capital, Inc., and Barings LLC (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 11, 2020).

*
Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

3.1	Amended and Restated Certificate of Incorporation of MVC Capital, Inc.
3.2	Ninth Amended and Restated Bylaws of MVC Capital, Inc.
4.1
Satisfaction and Discharge of Indenture, dated December 23, 2020, and relating to the Indenture, dated as of February 26, 2013, as supplemented by the Second Supplemental Indenture, dated as of November 15, 2017, among the Company and U.S. Bank, National Association, relating to the 6.25% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARINGS BDC, INC. as successor by merger to MVC Capital, Inc.

	By:	/s/ Jonathan Bock
Name: Jonathan Bock
Title: Chief Financial Officer

Date: December 23, 2020